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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2010
BANKATLANTIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events.
     On June 18, 2010, BankAtlantic Bancorp, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) and distributed to its shareholders of record as of the close of business on June 14, 2010 the prospectus supplement and accompanying base prospectus (the “Prospectus”) relating to the Company’s previously announced rights offering of up to $25,000,000 of its Class A Common Stock. The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-164896) which was filed with the SEC on February 12, 2010 and declared effective by the SEC on May 4, 2010 (the “Registration Statement”). The Company is filing the items included as Exhibits 4.3, 5.1.1, 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7 to this Current Report on Form 8-K, each of which relates to the Company’s rights offering, for the purpose of incorporating such items as exhibits to the Registration Statement.
     In the Prospectus, the Company disclosed that it expects to adopt a shareholder rights plan aimed at preserving the Company’s ability to utilize its available net operating losses to offset future taxable income. As contemplated, the shareholder rights plan would be designed with a goal of preventing an “ownership change” for purposes of Section 382 of the Internal Revenue Code. The shareholder rights plan, if triggered, would cause substantial dilution to any person or group that acquires 5% or more of the outstanding shares of the Company’s Class A Common Stock or owns 5% or more of the outstanding shares of the Company’s Class A Common Stock and thereafter acquires any additional shares of the Company’s Class A Common Stock without the Company’s approval; provided, however, that the issuance of shares of the Company’s Class A Common Stock pursuant to the exercise of basic subscription rights in the Company’s rights offering will be exempt from the operation of the shareholder rights plan. Although the anticipated adoption of the shareholder rights plan is not in response to any effort to acquire control of the Company, the shareholder rights plan, if adopted, would make it more difficult for a third party to acquire a controlling position in the Company’s common stock without the Company’s approval. As described in the Prospectus and previously disclosed by the Company, regardless of whether the Company adopts the shareholder rights plan prior to the expiration of the rights offering, the Company may determine not to accept any particular over-subscription request in the rights offering if, in the Company’s judgment based on information available to it, the issuance of shares of the Company’s Class A Common Stock in respect thereof would jeopardize or limit the Company’s ability to utilize its available net operating losses to offset future taxable income. The Company cautions, however, that there is no assurance that it will ultimately adopt the shareholder rights plan, that the shareholder rights plan, if adopted, will be implemented in all instances so as to successfully protect against any limitation on the Company’s ability to utilize its available net operating losses to offset future taxable income or that determinations made by the Company regarding the impact of shares issued pursuant to over-subscription requests in the rights offering on the Company’s ability to utilize its available net operating losses will prove to be correct.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 4.3	Form of Subscription Rights Certificate.

Exhibit 5.1.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

Exhibit 99.1	Instructions for Use of BankAtlantic Bancorp, Inc. Subscription Rights Certificate.

Exhibit 99.2	Notice of Guaranteed Delivery for Subscription Rights Certificates Issued by BankAtlantic Bancorp, Inc.

Exhibit 99.3	Letter to Shareholders.

Exhibit 99.4	Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees.

Exhibit 99.5	Form of Letter to Clients of Nominee Holders.

Exhibit 99.6	Nominee Holder Certification Form.

Exhibit 99.7	Beneficial Owner Election Form.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
Date: June 18, 2010	By:	/s/ Valerie C. Toalson
Valerie C. Toalson,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
4.3	Form of Subscription Rights Certificate.

5.1.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

99.1	Instructions for Use of BankAtlantic Bancorp, Inc. Subscription Rights Certificate.

99.2	Notice of Guaranteed Delivery for Subscription Rights Certificates Issued by BankAtlantic Bancorp, Inc.

99.3	Letter to Shareholders.

99.4	Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Form of Letter to Clients of Nominee Holders.

99.6	Nominee Holder Certification Form.

99.7	Beneficial Owner Election Form.